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                                                      Exhibit 10.19

                       CONFIDENTIAL TREATMENT REQUESTED

                      SOFTWARE ASSETS PURCHASE AGREEMENT
                        dated as of December 10, 1990
                    among MOBIUS MANAGEMENT SYSTEMS, INC.,
                             COMPUCEPT OF NEVADA,
                                     and
                         SOFTWARE ASSIST CORPORATION
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                              TABLE OF CONTENTS

1.    Definitions............................................................1

2.    Sale and Purchase of the Assets........................................4

3.    Delivery of the Software Product; Acceptance..........................20

      3.1   Release 0.5 Progress Reports and
      Periodic Deliverables.................................................20

      3.2   Release 0.5 Acceptance Test.....................................21

      3.3   Correction of Release 0.5 Noncompliances........................23

      3.4   Release 1.0 Progress Reports and
      Periodic Deliverables.................................................25

      3.5   Release 1.0 Acceptance Test.....................................26

      3.6   Correction of Release 1.0 Noncompliances........................28

      3.7   Beta Testing....................................................29

      3.8   Acceptance Test Liability.......................................29

4.    Consideration.........................................................30

5.    Indemnification and Setoff............................................34

6.    Cooperation; Consulting...............................................37

7.    Transfer of Files and Sales Materials.................................39

8.    Representations, Warranties,
      Covenants and Agreements..............................................39

      (a)   Of the Sellers to Mobius........................................39

      (b)   Of Mobius to Sellers............................................41

9.    Proprietary Information...............................................44

10.   Noncompetition........................................................46

11.   Miscellaneous.........................................................48
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SCHEDULE A

SCHEDULE B

EXHIBIT 1



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                       CONFIDENTIAL TREATMENT REQUESTED

                      SOFTWARE ASSETS PURCHASE AGREEMENT

      AGREEMENT made as of the 10th day of December, 1990 among MOBIUS MANAGEMENT SYSTEMS, INC. ("Mobius"), a New York corporation with offices at One Ramada Plaza, 10th Floor, New Rochelle, New York 10801, COMPUCEPT OF NEVADA ("Compucept"), a Nevada corporation with offices at 930 Tahoe Boulevard, Call Box 14-223, Incline, Nevada 89450, Software Assist Corporation ("SAC"), a Delaware corporation with offices at 1072 Saratoga-Sunnyvale Rd., Suite 376,
San Jose, California 95129 (Compucept and SAC hereinafter sometimes individually referred to as "Seller" and collectively referred to as the "Sellers").

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

      1. Definitions.

      "Assets" shall mean the Software Product, the User's Guide (defined below), the System Documentation (defined below), all trade secrets, proprietary information, copyrights, trademarks and patents (if any), sales and marketing literature and information and materials (including customer lists), and all documentation (including user manuals, source code, object code and other related technical documentation and materials) in

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connection therewith, and all work completed to date or in progress on updated versions of any of the above (hereinafter collectively the "Work In Progress").

      "Noncompliance" shall mean performance which does not comply in all substantial respects with the Software Product's specifications set forth in the User's Guide or the System Documentation.

      "Release 0.5 Software Acceptance Date" shall have the meaning set forth in
Section 3.2 of this Agreement.

      "Release 1.0 Software Acceptance Date" shall have the meaning set forth in
Section 3.5 of this Agreement.

      "Shared Code" shall mean the portions of the Software Product programs which are set forth on Schedule A hereto. The Sellers may add to the list of Shared Code on Schedule A any additional portions of the Software Product programs which are generic, provided that Mobius shall have given its prior written consent to each such addition. Once any portion of the Software Product programs has been deemed Shared Code pursuant to and in accordance with this Agreement, it shall not thereafter be deemed not to be Shared Code. No portion of the Software Product programs shall be eligible to be added as Shared Code after the Release 1.0 Acceptance Date.

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      "Software Product" shall mean: (1) the computer software programs in object and source code form which shall perform in accordance with the specifications set forth in the User's Guide and the System Documentation, (2) the System Documentation, and (3) the User's Guide. The Software Product will be divided into Release 0.5 and Release 1.0.

      "Software Product License Revenue" shall mean all revenues (or the monetary equivalent of any non-monetary compensation) received by Mobius from the Software Product licenses.

      "Software Product Maintenance Revenue" shall mean the maintenance fees, support revenue and revenue with respect to licenses for updates or future releases of the Software Product received by Mobius with respect to the Software Product, specified in each Software Product maintenance agreement or other agreement, as applicable, which are received by Mobius.

      "System Documentation" shall mean all documentation and materials which are necessary for a reasonably talented and experienced development systems programmer to maintain, enhance and otherwise support the software contained in the Software Product.

      "TapeSaver Development Costs" shall mean Mobius' out of pocket expenses for third party service bureau connect time charges, communication costs, CPU time charges, and any other

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expenses agreed to in writing among Mobius and the Sellers. Notwithstanding anything to the contrary in this Agreement, Mobius shall have no obligation or liability with respect to any TapeSaver Development Costs, the average of which per month during any two consecutive months exceeds * ("Excess TapeSaver Development Costs").

      "User's Guide" shall mean the operator and user manuals, training materials, guides, listings, specifications, and other materials, for use in conjunction with the computer software programs in object and source code form contained in the Software Product, attached hereto as Exhibit 1, and as they may be modified by the mutual written agreement of Mobius and the Sellers.

            2. Sale and Purchase of Assets.

                  (a) Subject to Section 2(b) below, and based upon representations and warranties herein contained, and the other terms and provisions hereof, the Sellers hereby sell, transfer and assign to Mobius, all of the Sellers' right, title and interest in and to the Assets, and Mobius hereby purchases and accepts the transfer and assignment thereof from the Sellers.

                  (b) In addition, based upon representations and warranties herein contained, and the other terms and provisions

-------- * The Redacted Material Has Been Filed Separately With the Commission.


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hereof, the Sellers hereby sell, transfer and assign to Mobius, subject to
Section 2(c) below, a one-half undivided interest in all rights and title to the Shared Code and to all copyrights and all other intellectual property rights in the Shared Code, and Mobius hereby purchases and accepts the transfer and assignment thereof from the Sellers.

            (c) Without affecting any rights of Mobius or Sellers contained in this Agreement (or any of their assignees of this Agreement in full in accordance with Section 11 below), the Shared Code "Owners" (as defined below) will share equal and undivided ownership of all rights, title and interest ("Partial Ownership") to all copyrights and all other intellectual property rights in the Shared Code, which are recognized under the U.S. Copyright Act of 1976 (as it may be amended) and other intellectual property laws of the United States and similar laws in effect in any other jurisdiction, as further provided in this Section 2(c), as if each such Owner were a joint inventor and author of the Shared Code. In addition, without affecting any obligations of Sellers and Mobius (and any of their assignees of this Agreement in full in accordance with Section 11 below), each such Owner shall have, for so long as the Owner retains Partial Ownership of the Shared Code (and thereafter in accordance with the express provisions of Section 2(c)(xiii) below) the obligations set forth in this Section 2(c). For purposes of this Section 2(c), "Owners" means Sellers and Mobius, and any direct

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or indirect assignee or other legal successor in interest to any of them of a partial interest in all of Mobius' or Sellers' rights and title in each of the copyrights and all other intellectual property in the Shared Code. Notwithstanding anything in this Section 2(c) to the contrary, the terms of this
Section 2(c) shall be subject, in all respects, to the other provisions of this Agreement, including, without limitation, Sections 5, 8, 9 and 10 of this Agreement and neither the Sellers nor any third party shall have any title, rights, or interest in the Software Product including all modifications thereto (excluding the Shared Code) or any copyright or other intellectual property therein which shall be exclusively and solely owned by Mobius.

                  (i) Commercial Use by an Owner. Any Owner ("Transacting Owner") shall have the right to modify, have modified, create of, have created derivative works of, reproduce, have reproduced, use, display publicly in object code (machine readable) format only and distribute the Shared Code (collectively, "Commercial Rights") and to authorize third parties to exercise Commercial Rights with respect to the Shared Code in accordance with the following paragraph, subject to Sellers' obligations not to compete as set forth in Section 10 below. Except with respect to the Software Product (excluding the Shared Code) and any modifications thereto, all of which shall be exclusively owned by Mobius, title to modifications or

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derivative works prepared by or for any such Transacting Owner and all copyrights and other intellectual property therein will be owned by, and all rights of title ownership will reside solely and exclusively in, such Transacting Owner;

                  (ii) Licensing. Any Owner ("Licensing Owner") shall have the right to grant nonexclusive licenses and to authorize sublicenses of Commercial Rights (as defined in paragraph "(i)" above) with respect to the Shared Code, and to grant exclusive licenses of any nature and scope with respect to any derivative work of the Shared Code except with respect to the Software Product (excluding the Shared Code) and any modifications thereto, all of which shall be exclusively owned by Mobius, for any commercial purpose, subject to Sellers' obligations not to compete as set forth in Section 10 below. The Licensing Owner shall have the right to grant such licenses on terms and conditions determined in the sole discretion of the Licensing Owner, subject to Sellers' obligations not to compete as set forth in Section 10 below;

                   (iii)  Owner Intellectual Property Claims Against Third
Parties.

                        (A) Right to Bring Claims. Any Owner ("Claimant Owner") shall have the right, but not the obligation, to prosecute and otherwise bring claims against past, present or future infringers of the Shared Code (e.g. persons or entities

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which are not themselves Owners and which are not authorized by an Owner to exercise Commercial Rights (as defined in paragraph "(i)" above). The Claimant Owner shall notify in writing all other Owners of which the Claimant Owner has received notice in accordance with paragraph "(ix)" below within sixty (60) days after a claim is alleged in writing against an infringer or potential infringer (e.g. by written notice to the infringer or the filing of suit for infringement). The other Owners and each of them agree to provide nonmonetary assistance and information reasonably requested by a Claimant Owner in connection with any such potential infringement and the prosecution or settlement of any claim or alleged claim of infringement of the Shared Code by a third party, provided that the Owner, of whom such assistance or information is requested, reasonably believes the claim to be a bona fide claim. Any other Owner or Owners during the period of the infringement ("Additional Claimant Owners") shall have a right to join in the claim under either of the following circumstances: (x) upon written notice to the original Claimant Owner within sixty (60) days after the Additional Claimant Owner is notified in writing by the original Claimant Owner that the claim is alleged against the infringer or potential infringer, or (y) upon being named involuntarily as a party in any proceeding for the claim.

                        (B) Prosecution and Defense. Any such Additional Claimant Owner shall have the right to participate,

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through legal counsel, in the prosecution and/or settlement of the claim and defense of any counterclaims. The original Claimant Owner shall have the right to control the prosecution and/or settlement of the claim and the defense of any counterclaim; except that, an Additional Claimant Owner may elect, upon written notice to all other Claimant Owners of which such Additional Claimant Owner has received notice in accordance with paragraph "(ix)" below, to retain any rights of control otherwise provided by law over such Additional Claimant Owner's representation and other matters related to any counterclaims and crossclaims which are either (x) made against such Additional Claimant Owner but which are not made against the original Claimant Owner, or (y) the subject of a separate or severable proceeding.

                        (C) Rights to Proceeds. The original Claimant Owner and Additional Claimant Owners, if any, will share in the proceeds of any claim as set forth below.

                              (X) Actual Damages Awarded. Actual damages awarded
to Claimant Owners in any proceeding for the claim will be allocated among Claimant Owners corresponding to actual damages suffered by each Claimant Owner, according to proof in the proceeding, less any deductions ordered in the proceeding.


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                              (Y) Other Proceeds. All other damages and
compensation awarded to, and all other proceeds (including settlement proceeds) resulting from the claim awarded to, or otherwise received by, Claimant Owners will be allocated among Claimant Owners first, as compensation to each Claimant Owner for reasonable and documented legal costs and expenses (including reasonable attorneys' fees) payable on a current basis, which are incurred by the individual Claimant Owner in connection with the claim (but excluding any damages payable by a Claimant Owner and any such costs and expenses attributable to any separate legal proceeding or the defense of any counterclaims which are not made against all Claimant Owners) and second, to the extent of any remaining balance, among Claimant Owners on a pro rata basis according to the number of Claimant Owners. To the extent that such other damages and compensation awarded to, and other proceeds received by, Claimant Owners is insufficient to compensate them fully for legal costs and expenses, as described above, such awards and other proceeds will be allocated among Claimant Owners on a percentage basis according to such costs and expenses (payable on a current basis) which they each incur individually as a fraction of aggregate costs and expenses which they incur collectively.

                        (D) Liabilities. Each Claimant Owner shall bear all damages awarded against such Claimant Owner as ordered in any proceeding for the claim, without right of contribution by any other Claimant Owner, except with respect to

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any cost for which Sellers are obligated to indemnify Mobius under this
Agreement;

                        (iv) Third Party Intellectual Property Claims Against Owners. The Owners and each of them shall cooperate and lend nonmonetary assistance, as reasonably requested by any of them ("Defendant Owner"), in connection with any claim or related proceeding that the exercise of Commercial Rights (as defined in paragraph "(i)" above) or with respect to the Shared Code, whether or not incorporated in a derivative work thereof, infringes the intellectual property rights of the claimant; except that, there shall be no such obligation of cooperation or assistance to another Owner if the other Owner is also the party asserting the claim. Subject to paragraph "(iii)" above and except with respect to any cost for which Sellers are obligated to indemnify Mobius under this Agreement, any Defendant Owner alone shall bear all costs and expenses incurred by such Defendant Owner in connection with any such claim or related proceeding. Without affecting any right or obligation of indemnification among Sellers and Mobius provided elsewhere in this Agreement, promptly upon receipt of any such claim, which the Defendant Owner reasonably believes is likely to result in a judicial or other binding legal determination that the Shared Code, or the exercise of Commercial Rights with respect thereto, in and of itself, infringes a non-Owner's intellectual property, the Defendant Owner shall notify promptly in writing all other

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Owners, of which the Defendant Owner has received notice in accordance with paragraph "(ix)" below, of the claim. Any Owner shall have the right to participate in any proceeding which may result in a binding determination that the copyright in and to the Shared Code, in and of itself, is not valid or is not enforceable, subject to the notice requirements of paragraph "(iii)" above;

                        (v) Registrations. Any Owner ("Registering Owner") shall have the right to make, consistent with such Registering Owner's Partial Ownership, filings and to seek registrations and other recordations of copyright and other intellectual property rights in and to the Shared Code granted or permitted by the laws of the United States and/or any other jurisdiction; provided that, the Registering Owner shall notify any other Owners, of which such Registering Owner has received notice in accordance with paragraph "(ix)" below, in writing at least sixty (60) days in advance of the filing or application for registration or recordation. Except as expressly agreed otherwise in writing by any other Owner with respect to such other Owner's copyright and other intellectual property title ownership, the Registering Owner shall use diligent efforts to ensure that the collective and individual ownership of copyright and other intellectual property title in the Shared Code by all Owners, of which the Registering Owner has received notice in accordance with paragraph "(ix)" below, are accurately reflected


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in the filing, registration or other recordation and applications therefor. Any such filing, registration, other recordation or application therefor shall be accompanied by a reproduction of the provisions of this Section 2(c) or substantially similar provisions, as and to the extent permitted by applicable law;

                    (vi)  Proprietary Notices.

                              (A) Copyright Notices. Any Owner ("Noticing
Owner") which reproduces the Shared Code, in whole or in part, shall have the right, as well as the obligation, to affix and apply to the Shared Code (whether or not incorporated in a derivative work of the Shared Code), and all reproductions thereof, and all packaging and documentation therefor, and to require such Noticing Owner's licensees to so affix and apply, copyright notices in the following form: "(c)[1991 or, if a derivative work, the year of authorship] [name of Owner]. All rights reserved."

                              (B) Government Restricted Rights Legends. To the
extent that the Noticing Owner reasonably believes that the Shared Code may be authorized for use by the U.S. Government in any jurisdictions, to the extent consistent with any license to exercise Commercial Rights granted directly by the Noticing Owner to the U.S. Government, the Noticing Owner shall also affix and apply restricted rights legends, and shall use reasonable efforts to ensure that the Noticing Owner's

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licensees do so, as permitted by and in any form prescribed by, any U.S.
Government statute or regulation.

                              (C) Other Proprietary Notices. In addition, any
such Noticing Owner shall have the right to affix and apply other proprietary rights notices and legends consistent with this Section 2(c).

                              (D) Response to Inquiries. Any such Noticing Owner
shall use diligent efforts to respond, to the best of such Noticing Owner's knowledge and in a reasonable manner, to any inquiry by a third party (including without limitation any governmental entity) regarding copyright and any other intellectual property ownership in the Shared Code;

                        (vii) Trademarks. Any Owner ("Trademarking Owner") shall have the right to adopt, affix and apply to the Shared Code and any derivative work thereof and documentation and packaging therefor, and to use in connection with the promotion and marketing of the Shared Code and derivative works thereof, trademarks and tradenames proprietary to such Trademarking Owner. However, such Trademarking Owner shall not use trademarks or tradenames proprietary to any other Owner, of which such Trademarking Owner is aware, or which are confusingly similar to any trademarks or tradenames of any other Owner of which such Trademarking Owner is aware, without the other Owner's prior written consent. This paragraph is subject to Mobius' exclusive

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rights of ownership of the TapeSaver trademark and this Section 2(c) shall in no way be interpreted as granting any right or interest in such trademark or any other trademark or tradename included in the Assets to any third party;

                        (viii) Assignment Rights. Without affecting any right of assignment of this Agreement provided among Sellers and Mobius elsewhere herein, any Owner ("Assigning Owner") shall have the right to sell and assign to third parties all or any part of such Assigning Owner's partial title ownership in each of the copyrights and other intellectual property rights in the Shared Code, subject to the following paragraph;

                        (ix) Assignment Obligations. In connection with any sale and assignment of Partial Ownership by an Assigning Owner (as defined in the preceding paragraph) to a third party ("Additional Owner") of such Assigning Owner's ownership of title to each of the copyrights and other intellectual property in the Shared Code (other than ownership in a derivative work) (i.e. other than a mere grant of Commercial Rights), such Assigning Owner, other than Mobius or Mobius' assignees if such assignment is in connection with an assignment of this Agreement in full in accordance with Section 11 below, shall obtain such Additional Owner's execution of a written agreement containing the provisions of this Section 2(c) or substantially similar provisions and including the Additional Owner's express written consent to be legally bound by such provisions. In addition, the

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Assigning Owner shall use diligent efforts to cause such agreement to be legally binding upon the Additional Owner for the benefit of all owners (including future Additional Owners) of the Shared Code. Without limiting the foregoing, any sale or assignment or other succession in ownership to title to each of the copyrights or other intellectual property in the Shared Code other than Mobius or Mobius' assignees if such assignment is in connection with an assignment of this Agreement in full in accordance with Section 11 below shall be subject to the obligations set forth in this Section 2(c). Any assignment or other transfer or attempted transfer inconsistent with this paragraph may be voided by any Owner effective upon thirty (30) days written notice to the purported Additional Owner, describing the inconsistency in reasonable detail, unless the purported Additional Owner executes and delivers to the Owner giving such notice, during such notice period, the agreement described in this paragraph above;

                        (x) Warranty Disclaimers and New Versions. Subject to Sellers' obligations under this Agreement, including, without limitation, Sellers' Software Product maintenance obligations under Section 6 below to Mobius and Mobius' assignees of this Agreement in full in accordance with
Section 11 below, in no event will Sellers, Mobius or any other Owners be obligated to provide to any Additional Owners, as defined in paragraph "(ix)" above, any bug fixes, error corrections, updates, upgrades,

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enhancements or other new versions of the Shared Code (except as the Owner to be charged may otherwise agree in a signed writing). Except as provided to Mobius (and any assignee of all of Mobius' rights and obligations under this Agreement in accordance with Section 11 below) herein, SELLERS MAKE AND ADDITIONAL OWNERS RECEIVE NO WARRANTIES WITH RESPECT TO THE SHARED CODE, EXPRESS, IMPLIED, STATUTORY OR IN ANY COMMUNICATION AMONG SELLERS, MOBIUS AND ANY ADDITIONAL
OWNER; AND SELLERS HEREBY EXPRESSLY DISCLAIM TO ALL ADDITIONAL OWNERS THE
IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Except as may otherwise expressly be agreed in a writing signed by Sellers or with respect to any assignee of all of Mobius' rights and obligations under this Agreement in accordance with Section 11 below, THE SHARED CODE IS CONVEYED TO ADDITIONAL OWNERS "AS IS."

                        (xi) Encumbrances. Any Owner ("Encumbering Owner") shall have the right to file or authorize filing with the United States Copyright Office, any Office of the Secretary of State or other governmental agency of any State of the United States, or any governmental agency of any other jurisdiction, notices, financing statements, instruments and documents of assignment, pledge or mortgage of the Shared Code as collateral, and similar recordations of a security or similar interest, only with respect to the Encumbering Owner's Partial Ownership of the copyrights and other intellectual property in the Shared Code. However, the Encumbering Owner shall ensure that any such filing

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shall be accompanied, for the benefit of all Owners, by a reproduction of the provisions of this Section 2(c) or substantially similar provisions, to the extent permitted by applicable law.

                        (xii) Accounting for Profits. Any Owner ("Compensated Owner") shall have the sole and exclusive right and benefit of any compensation and all consideration obtained by such Compensated Owner in connection with such Compensated Owner's exercise of Commercial Rights (as defined in paragraph "(i)" above, and assignment (in whole or in part) of such Owner's copyright and other intellectual property title ownership in the Shared Code. Such Compensated Owner shall have no obligation to account for, or to share with, any other Owner or Owners, any such compensation or other consideration. All other Owners agree to assign (including without limitation the execution of documents of assignment) to the Compensated Owner, as reasonably requested by the Compensated Owner, all such compensation or consideration obtained by the Compensated Owner in connection with such exercise of Commercial Rights by the Compensated Owner. Notwithstanding the foregoing, the provisions of this paragraph shall be, with respect to Sellers and Mobius, subject to the payment provisions of Section 4 below.

                        (xiii) Confidentiality. Notwithstanding anything to the contrary provided in this Section 2(c), the Additional Owners and each of them, other than an assignee of this Agreement from Mobius in accordance with Section 11 below,

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("Receiving Owner") agrees not to permit the disclosure of the Shared Code in source code (human readable) format or any information received from another Owner ("Communicating Owner"), the delivery of which is required in connection with the performance of the Communicating Owner's obligations under this Section 2(c), which is delivered in tangible form and conspicuously marked "confidential" or with a similar designation, unless (A) the information is known to the Receiving Owner at the time of initial delivery by the Communicating Owner and is not subject to a prior obligation of confidentiality,
(B) the information or the source code, as the case may be, enters the public domain not as a result of any action or inaction by the Receiving Owner, (C) the source code is required to be submitted to a governmental agency in connection with a recordation of copyright or other intellectual property or a related property right, and then only to the extent of the minimum submission required,
(D) the information is independently developed by the Receiving Owner without reference to information delivered by the Communicating Owner or (E) the information is approved by the Communicating Owner in writing for disclosure to third parties (but then only to the extent of such approval). Notwithstanding the foregoing, the Receiving Owner may reproduce and use such information and source code as necessary in order to make commercial use of the Shared Code in a manner reasonably calculated to protect all Owners' individual and collective proprietary rights in the information and the Shared Code. The

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obligations set forth in this paragraph shall survive transfer of the Receiving
Owner's entire Partial Ownership of the Shared Code for a period of five (5) years after the date of such transfer.

                        (xvi) Further Assurances. The Owners agree to execute all reasonable documents and to cooperate fully, as requested by any of them in writing, in order to give force and effect to the Shared Code ownership rights and obligations provided in this Section 2(c).

                  (d) The Sellers agree that: (i) under no circumstances whatsoever does Mobius assume, with respect to third parties, any liability, responsibility for, or obligation with respect to the Assets relating to Release
0.5 or any other matter or proceeding arising out of or relating thereto occurring prior to the Release 0.5 Software Acceptance Date and (ii) under no circumstances whatsoever does Mobius assume, with respect to third parties, any liability, responsibility for, or obligation with respect to the Assets relating to Release 1.0 or any other matter or proceeding arising out of or relating thereto occurring prior to the Release 1.0 Software Acceptance Date.

            3. Delivery of the Software Product; Acceptance.

                  3.1 Release 0.5 Progress Reports and Periodic Deliverables. During the period commencing on the date hereof and ending on the Release 0.5 Software Acceptance Date, the Sellers shall deliver to Mobius not less frequently than every 45

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days (i) a current draft of the User's Guide as revised in accordance with
Mobius' prior written consent, (ii) a current draft of the System Documentation as revised in accordance with Mobius' prior written consent, and (iii) a progress report signed by an authorized officer of each of the Sellers (collectively, the "Periodic Deliverables"). Each progress report shall describe the status of the Sellers' progress on Release 0.5, the progress expected to be made in the next succeeding 45 day period, an anticipated date for delivery of Release 0.5 to Mobius, proposed changes to the Shared Code list on Schedule A and proposed changes to the Software Product which have been discovered or created in the past 45 days. The proposed changes to the Software Product and the Shared Code list are subject to the mutual written approval of the parties. Upon request by an authorized officer of Mobius, Mobius shall have the right to conduct a review of the progress of the Sellers in complying with this Agreement; any such review may include, but need not be limited to, interviews with any or all of the personnel of either Seller assigned to the activities related to the Software Product and any such interview may be conducted at the location where such personnel are assigned to work with reasonable notice and during normal business hours.

                  3.2 Release 0.5 Acceptance Test. The Sellers will prepare and deliver to Mobius, for quality assurance and acceptance testing, no later than 45 days from the date hereof,

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Release 0.5 and all related documentation, at a mutually agreed upon time during work hours. Within 30 days of the Sellers' delivery to Mobius of Release 0.5
(the "Noncompliance Notice Period"), Mobius shall determine in its sole discretion whether Release 0.5 has any Noncompliances and, also within such 30 day period, send the Sellers written notice of any Noncompliances (a "Release
0.5 Noncompliance Notice") or of acceptance of Release 0.5 (the "Release 0.5 Acceptance Certificate"). The Release 0.5 Software Acceptance Date shall be the earliest to occur of: (i) the shipment (or other transmission) by Mobius of any copy of the Software Product, to the extent it consists of executable software code (regardless of stage of development), to any third party without the written consent of Sellers, except: (1) the party acting as escrow agent pursuant to Section 8(a)(vii) of this Agreement, (2) the third party service bureau used by Mobius for acceptance testing of the Software Product and (3) if such shipment is for the purpose of development and testing of the Software Product by Sellers, (ii) the expiration of the Noncompliance Notice Period without notice from Mobius, or (iii) Mobius' delivery to the Sellers of the Release 0.5 Acceptance Certificate, whether or not pursuant to this paragraph
3.2 or paragraph 3.3 below.

            If the Sellers fail to deliver Release 0.5 and all related documentation to Mobius for quality assurance and acceptance testing by no later than 45 days from the date hereof,

Mobius, at its option, may, in addition to any other remedy provided under this Agreement or by law, suspend all payments to the Sellers. Unless Mobius shall have terminated this Agreement in the interim, Mobius shall upon the Sellers' delivery to Mobius, for quality assurance and acceptance testing, of Release 0.5 and all related documentation, pay promptly to the Sellers all payments which were suspended pending such delivery, provided, that in no event shall Mobius have any liability or obligation to pay to the Sellers any such suspended payments which exceed the sum of those payments due from Mobius hereunder during the period commencing on the date hereof and ending seventy-five (75) days later. The Sellers agree and acknowledge that Mobius' suspension of payments (if in accordance with and pursuant to this Agreement) shall not in any way excuse the Sellers from any of their obligations or liabilities under this Agreement.

                  3.3 Correction of Release 0.5 Noncompliances. Within 30 days of Mobius giving a Release 0.5 Noncompliance Notice, the Sellers shall correct all material Noncompliances in Release 0.5 and make all necessary changes to the User's Guide and System Documentation and deliver to Mobius all such corrections and changes. Mobius shall cooperate with the Sellers to the extent reasonable and practicable in making such corrections. Within 30 days of such delivery, Mobius shall determine in its sole discretion whether the corrected Release 0.5 has any

Noncompliances and send the Sellers a Release 0.5 Noncompliance Notice or the Release 0.5 Acceptance Certificate. Any failure by Mobius to respond within such period shall be deemed acceptance. In the event Mobius notifies the Sellers of a Noncompliance in the corrected Release 0.5, the parties shall repeat the testing and Noncompliance correction procedures described in Sections 3.2 and 3.3 hereof until Mobius provides the Sellers with the Release 0.5 Acceptance Certificate or Release 0.5 is deemed accepted pursuant to the provisions of this Agreement. Notwithstanding the foregoing, if by September 30, 1991 Release 0.5 is not accepted or deemed accepted, the parties shall submit the existing dispute or controversy, concerning Sellers' failure to deliver Release 0.5 free of Noncompliances, to arbitration in accordance with Section 11(i) of this Agreement.

            Unless Release 0.5 is accepted (or deemed accepted) prior thereto, if the Sellers fail to correct all material Noncompliances in Release 0.5 within 75 days of the date hereof, Mobius, at its option, may, in addition to any other remedy provided under this Agreement or by law, suspend all payments to the Sellers. Unless Mobius shall have terminated this Agreement in the interim, upon Mobius' determination in its sole discretion that the Sellers have delivered to Mobius a corrected Release 0.5 and all related documentation which have no material Noncompliances, Mobius shall pay promptly to the Sellers all payments which were suspended pending the correction of such

Noncompliances, provided however, that in no event shall Mobius have any liability or obligation to pay to the Sellers any such suspended payments which exceed the amounts specified in Section 4(e). The Sellers agree and acknowledge that Mobius' suspension of payments (if in accordance with and pursuant to this Agreement) shall not in any way excuse the Sellers from any of their obligations or liabilities under this Agreement.

                  3.4 Release 1.0 Progress Reports and Periodic Deliverables. During the period commencing on the delivery date of Release 0.5 and ending on the Release 1.0 Software Acceptance Date, the Sellers shall deliver to Mobius not less frequently than every 45 days (i) a current draft of the User's Guide as revised in accordance with Mobius' prior written consent, (ii) a current draft of the System Documentation as revised in accordance with Mobius' prior written consent, and (iii) a progress report signed by an authorized officer of each of the Sellers (collectively, the "Periodic Deliverables"). Each progress report shall describe the status of the Sellers' progress on Release 1.0, the progress expected to be made in the next succeeding 45 day period, an anticipated date for delivery of Release 1.0 to Mobius, proposed changes to the Shared Code list on Schedule A and proposed changes to the Software Product which have been discovered or created in the past 45 days. The proposed changes to the Software Product and the Shared Code list are subject to the mutual written approval of the parties. Upon request by an authorized officer of Mobius, Mobius shall have the right to conduct a review of the progress of the Sellers in complying with this Agreement; any such review may include, but need not be limited to, interviews with any or all of the personnel of either Seller assigned to the activities related to the Software Product and any such interview may be conducted at the location where such personnel are assigned to work with reasonable notice and during normal business hours.

                  3.5 Release 1.0 Acceptance Test. The Sellers will prepare and deliver to Mobius, for quality assurance and acceptance testing, no later than April 15, 1991, Release 1.0 and all related documentation, at a mutually agreed upon time during work hours. Within 30 days of the Sellers' delivery to Mobius of Release 1.0 (the "Noncompliance Notice Period"), Mobius shall determine in its sole discretion whether Release 1.0 has any Noncompliances and, also within such 30 day period, send the Sellers written notice of any Noncompliances (a "Release 1.0 Noncompliance Notice") or of acceptance of Release 1.0 (the "Release 1.0 Acceptance Certificate"). The Release 1.0 Software Acceptance Date shall be the earliest to occur of: (i) the shipment (or other transmission) by Mobius of any copy of the Software Product, to the extent it consists of executable software code (regardless of stage of development) to any third party, without the written consent of the Sellers, except: (1) the party acting as escrow agent pursuant to Section

8(a)(vii) of this Agreement, (2) the third party service bureau used by Mobius for acceptance testing of the Software Product and (3) if such shipment is for the purpose of development and testing of the Software Product by Sellers, (ii) the expiration of the Noncompliance Notice Period without notice from Mobius, or
(iii) Mobius' delivery to the Sellers of the Release 1.0 Acceptance Certificate, whether or not pursuant to this paragraph 3.5 or paragraph 3.6 below.

            If the Sellers fail to deliver Release 1.0 and all related documentation to Mobius for quality assurance and acceptance testing by no later than April 15, 1991, Mobius, at its option, may, in addition to any other remedy provided under this Agreement or by law, suspend all payments to the Sellers. Unless Mobius shall have terminated this Agreement in the interim, Mobius shall upon the Sellers' delivery to Mobius, for quality assurance and acceptance testing, of Release 1.0 and all related documentation, pay promptly to the Sellers all payments which were suspended pending such delivery, provided, that in no event shall Mobius have any liability or obligation to pay to the Sellers any such suspended payments which exceed the sum of those payments due from Mobius hereunder during the period commencing on the date hereof and ending on May 15, 1991. The Sellers agree and acknowledge that Mobius' suspension of payments (if in accordance with and pursuant to this Agreement) shall not in any way excuse the Sellers from any of their obligations or liabilities under this Agreement.

                  3.6 Correction of Release 1.0 Noncompliances. Within 30 days of Mobius giving a Release 1.0 Noncompliance Notice, the Sellers shall correct all material Noncompliances in the Software Product and make all necessary changes to the User's Guide and System Documentation and deliver to Mobius all such corrections and changes. Mobius shall cooperate with the Sellers to the extent reasonable and practicable in making such corrections. Within 30 days of such delivery, Mobius shall determine in its sole discretion whether the corrected Release 1.0 has any Noncompliances and send the Sellers a Release 1.0 Noncompliance Notice or the Release 1.0 Acceptance Certificate. Any failure by Mobius to respond within such period shall be deemed acceptance. In the event Mobius notifies the Sellers of a Noncompliance in the corrected Release 1.0, the parties shall repeat the testing and Noncompliance correction procedures described in Sections 3.5 and 3.6 hereof until Mobius provides the Sellers with the Release 1.0 Acceptance Certificate or Release 1.0 is deemed accepted pursuant to the provisions of this Agreement.

            Unless Release 1.0 is accepted (or deemed accepted) prior thereto, if the Sellers fail to correct all material Noncompliances in Release 1.0 within 30 days of April 15, 1991, Mobius, at its option, may, in addition to any other remedy provided under this Agreement or by law, suspend all payments to the Sellers. Unless Mobius shall have terminated this Agreement in the interim, upon Mobius' determination in its sole discretion that the Sellers have delivered to Mobius a corrected Release 1.0 and all related documentation which have no material Noncompliances, Mobius shall pay promptly to the Sellers all payments which were suspended pending the correction of such Noncompliances.
The Sellers agree and acknowledge that Mobius' suspension of payments (if in accordance with and pursuant to this Agreement) shall not in any way excuse the Sellers from any of their obligations or liabilities under this Agreement.

                  3.7 Beta Testing. Concurrently with Mobius' acceptance testing, the Sellers shall conduct beta testing of Release 0.5 and Release 1.0 in two beta test locations. Beta testing will be performed at sites selected by the Sellers; provided that each such beta test site licensee is subject to a license agreement and nondisclosure agreement which Mobius and the Sellers shall mutually agree are acceptable in form and substance. Furthermore, any beta test site license or confidentiality agreement to which Mobius is not a party is hereby assigned to Mobius and Mobius accepts such assignment, subject to Section 2(d) hereof. Prior to Release 1.0 Acceptance, Mobius shall provide, upon the Sellers' request, two Software Product CPU licenses, for which license fees and Sellers' associated Royalties shall be waived.

                  3.8 Acceptance Test Liability. Notwithstanding any obligation by Sellers to indemnify Mobius due to a breach of the warranties set forth in
Section 8(a) at item "(vi)", Mobius shall indemnify and hold harmless Sellers from and against, and shall reimburse each of them on demand for, any and all liability, damage, loss, reasonable cost and expense, including without limitation, the fees and disbursements of counsel (collectively "Losses), incurred in connection with, relating to or arising out of, any claim, action, suit, proceeding, demand or assessment (collectively "claims") relating to Software Product acceptance testing conducted by or for Mobius, which is directly attributable to some action or inaction by Mobius during such testing (e.g., Mobius' failure to back up data) and which is not directly attributable to some action or inaction by Sellers during such testing; provided that Sellers promptly notify Mobius in writing of any Claim for which indemnification is sought, allows Mobius to select counsel (which counsel shall be reasonably acceptable to Sellers) and control settlement of the Claim; and further provided, however, that Sellers may control any settlement and/or litigation in which they intervene at their own cost; and further provided that Mobius shall have no obligations or liability under this Section 3.8 for Claims asserted later than January 1, 1994.

            4. Consideration.

            In consideration for entering into this transaction, Mobius shall pay to the Sellers the following amounts, which shall in no event exceed payments aggregating * :

                  (a) Contemporaneously with the execution of this Agreement, Mobius shall deliver to each of the Sellers cash or a bank check payable to the order of each Seller, as applicable, in the amount of * . Mobius shall pay by a company check or cash to each of the Sellers an additional * on December 31, 1990 and thereafter on the last day of each month for the next eleven months, and such eleven payments shall total * to each Seller. If any of the foregoing payment dates is not a business day, Mobius shall make payment on the next succeeding business day.

                  (b) Within thirty days following the end of each calendar quarter (March 31, June 30, September 30, and December 31), Mobius shall pay to each of the Sellers a royalty as follows: (i) in the event Mobius licenses the Software Product to an end user, * of the Software Product License Revenue and * of the Software Product Maintenance Revenue actually received by Mobius during such calendar quarter; (ii) in the event Mobius licenses the Software Product through an agent

--------
*     The Redacted Material Has Been Separately Filed With The Commission.

(excluding employees of Mobius), * of the Software Product License Revenue and * of the Software Product Maintenance Revenue actually received by Mobius during such calendar quarter; provided that, in the event that the Software Product is licensed for use on more than one CPU pursuant to a single license agreement (whether or not at a single "site"), the royalties payable to Sellers hereunder shall be payable as follows: (x) with respect to the first CPU covered by the license, Sellers shall be entitled to receive a royalty equal to * of the Software Product License Revenue relating to such first CPU, unless the royalty so calculated would result in a royalty of less than * , in which case the royalty so owed shall be * ; (y) with respect to all other CPU's covered by such license, Sellers shall be entitled to receive royalties calculated by multiplying the royalty payable pursuant to (x) above times * .

                  (c) If a Software Product license or maintenance agreement is cancelled or rescinded or the Software Product license or maintenance fees are to be refunded to the Software Product licensee, and the Software Product license requires that upon such rescission or cancellation that all copies of the Software Product object code be returned or that the Software Product licensee certify in writing that it has destroyed all such materials, Mobius' payment obligations under paragraph (b)

--------
*     The Redacted Material Has Been Separately Filed With The Commission.

above shall be reduced by the amount of any royalty which would otherwise be payable with respect to the refunded Software Product license or maintenance fees. Mobius hereby covenants that all licenses of the Software Product shall contain the covenant described in the preceding sentence. Sellers agree that the form of license provision attached hereto as Schedule B contains a covenant meeting the requirement of the preceding sentence. Notwithstanding anything in this Agreement to the contrary, in the event Mobius has already paid the Sellers a royalty with respect to such refunded fees, and such royalties either equal or exceed * , the Sellers shall forthwith return to Mobius such royalty payments. Notwithstanding anything in this Agreement to the contrary, Mobius shall have no obligation to pay a royalty with respect to any Software Product license or maintenance fee which is refunded.

                  (d) The * limit on the aggregate amount payable pursuant to this Section 4 shall be calculated as follows. All payments made by Mobius pursuant to paragraph (a) or (b) above shall be added to all TapeSaver Development Costs which have been incurred. When the foregoing sum reaches * , Mobius shall have no further payment obligations under this Section 4.

                  (e) Notwithstanding anything to the contrary in Section 3.5,
3.6 or 4 of this Agreement, if the Sellers have not

--------
*     The Redacted Material Has Been Separately Filed With The Commission.

materially breached this Agreement (or if any such breach has not been cured within 30 days of Mobius's notice to Sellers), other than by the failure of the Release 1.0 Software Acceptance Date to occur, and if the Release 0.5 Software Acceptance Date has occurred, then Mobius shall: (i) continue making installment payments pursuant to Section 4(a) hereof until at least * is paid and (ii) pay royalties pursuant to Section 4(b) hereof until * is paid; provided that, Mobius shall have the right to reduce the payments in clauses (i) and (ii) of this paragraph by the amount of all TapeSaver Development Costs and Excess TapeSaver Development Costs and the foregoing shall in no way restrict any other Mobius right of setoff; provided further, that Mobius' payment obligations under this Agreement shall be limited to the sums mentioned in this paragraph until the Release 1.0 Software Acceptance Date shall occur.

            5. Indemnification and Setoff. (a) Subject to Section 5(b) below, Compucept and SAC (the "Indemnifying Parties") shall indemnify and hold harmless (which indemnification and hold harmless liability shall be joint and several or merely several, depending on whether the applicable representation, warranty, covenant or agreement giving rise to the indemnification and hold harmless obligation was made or entered into by Sellers jointly and severally or merely

--------
*     The Redacted Material Has Been Separately Filed With the Commission.

severally) Mobius and its affiliated companies, and all of their shareholders, officers, directors, employees and agents (collectively, the "Indemnified Parties"), from and against, and shall reimburse each of them on demand for, any and all liability, damage, loss, reasonable cost and expense, including without limitation, the fees and disbursements of counsel (collectively, "Losses"), incurred in connection with, relating to or arising out of, any claim, action, suit, proceeding, demand or assessment (collectively, "Claims") relating to (i) the breach or alleged breach of any representation, warranty, covenant or agreement made by Compucept or SAC in this Agreement or in any document, certificate or instrument delivered by or on behalf of Compucept or SAC pursuant hereto or in connection herewith, provided, however, that with respect to any existing patent of which Sellers have no knowledge, Sellers' indemnity shall be limited to one half of the losses relating to the infringement of such patent, or (ii) Excess TapeSaver Development Costs; provided, that Mobius promptly notifies Compucept or SAC in writing of any Claim for which indemnification is sought, allows Compucept and SAC to select counsel (which counsel shall be reasonably acceptable to Mobius) and control settlement of the Claim, provided, however, that any settlement for which Mobius will not be fully indemnified hereunder or that in any way limits or restricts its ability to use, license, lease or sell the Assets or any part thereof is subject to the prior approval of Mobius, and further provided, however, that Mobius may control any settlement and/or litigation in which it intervenes at its own cost.

                  (b) Except for Losses or Claims arising from or related to a knowing or intentional violation of this Agreement or Excess TapeSaver Development Costs, any other indemnification hereunder shall be limited to (i) Claims asserted no later than January 1, 1994, except for Losses relating to a violation of a third party copyright which shall be limited to Claims arising no later than January 1, 1996, and (ii) Losses, that in the aggregate do not exceed all moneys paid to the Sellers hereunder; provided, however, that Mobius shall have the right to set off and deduct from monies payable in the future by Mobius to Sellers any such indemnification liability that exceeds amounts actually paid by Mobius to Sellers at the time the liability is finally determined. The foregoing shall in no way limit the Sellers' obligations to provide immediate cash refunds pursuant to Section 4(c) hereof.

                  (c) Notwithstanding anything contained herein, Mobius shall have the right to withhold and set off any amounts due to the Sellers under
Section 4 hereof against any Losses suffered by Mobius for which it is entitled to seek indemnification hereunder. In the event that Mobius asserts a right to setoff, it shall deposit the amount withheld as a setoff in a segregated account and shall notify the Sellers in writing of its intent to setoff and the basis therefor. If, within thirty (30) calendar days of the date of such notice the Sellers have not responded in writing to the setoff, then Mobius shall have the right to commence arbitration proceedings in accordance with the provisions of this Agreement. If both of Sellers have not responded within 45 days of such notice as aforesaid, Mobius shall irrebuttably be entitled to such amount if any as not contested by either Compucept or SAC in such response. Any objection raised in such response to a setoff shall be resolved by arbitration in accordance with the provisions of this Agreement.

            6. Cooperation; Consulting. (a) Mobius agrees to reasonably cooperate with the Sellers in the development and maintenance of the Software Product. Notwithstanding the foregoing, in no event shall Mobius become subject to any of the Sellers' obligations under this Agreement.

                  (b) The Sellers agree to use their commercially reasonable efforts to assist Mobius in effecting the efficient transfer to, and assumption by, Mobius of its rights and duties hereunder, as well as in reasonably assisting Mobius in obtaining, and from time to time reasonably enforcing at Mobius' expense (subject to the indemnification provisions hereof), contract, trade secret, proprietary information, trademark, copyright, patent, nondisclosure and all other rights and protections relating to the Assets in any and all countries, and, to that end, to execute all documents reasonably requested by

Mobius to be executed by the Sellers in applying for, obtaining and enforcing such rights and protections.

                  (c) The Sellers will provide reasonable consulting and support services to Mobius, including five (5) full person-days of on-site support at such location or locations within the continental United States as Mobius may request, and will make available to Mobius such of the appropriate personnel and facilities of the Sellers as may be reasonably necessary or useful for the orderly transfer of the Assets and to provide such support. Additional reasonable consulting and support shall be provided, without additional consideration, including such reasonable classroom training, at a location chosen by the Sellers, and ongoing telephone support (of employees of Mobius) in connection with the Software Product as may be requested by Mobius during a period commencing on the date hereof and ending on April 1, 1992.

                  (d) The Sellers will, until April 1, 1992, use their diligent efforts to maintain the Software Product so that the Software Product performs substantially in accordance with the specifications set forth in the User's Guide and the System Documentation.

                  (e) The Sellers agree that, except as provided in this Agreement with respect to Shared Code, all inventions, discoveries and improvements specifically relating to the

Software Product made by either Compucept or SAC or under either of their direction pursuant to this Agreement and prior to the expiration of Sellers' maintenance obligations under this Agreement ("Software Product Related Inventions") shall be the sole and complete property of Mobius, and that any patent or copyright, trade secret, trademark or other right relating to any Software Product Related Inventions shall belong exclusively to Mobius.

                  (f) Mobius shall, subject to its reasonable business judgment, assist Sellers by providing access to and use of computer facilities appropriate to the development needs called for pursuant to this Agreement, and shall use reasonable efforts to cooperate with Sellers in development and maintenance until April 1, 1992 of the Software Product; provided, however, that the actual development and maintenance until April 1, 1992 of the Software Product shall be the responsibility of Sellers; and further provided, however, that nothing in this Section shall be interpreted to obligate Mobius to incur any expenses other than TapeSaver Development Costs or obligate Mobius to pay any Excess Tapesaver Development Costs.

            7. Transfer of Files and Sales Materials. The Sellers will transfer to Mobius contemporaneously with the execution hereof all of Sellers' (a) files and computer-stored information on prospective customers of the Software Product and

(b) sales literature, including brochures, manuals, mechanicals, and proposed or existing advertising copy.


            8. Representations, Warranties, Covenants and Agreements. (a) Of the Sellers to Mobius. The representations and warranties of the Sellers contained in subsections (i) - (iv) hereunder shall be several and not joint. The representations and warranties of the Sellers contained in subsections (v) - (x) hereunder shall be joint and several. Subject in all respects to the foregoing, Sellers represent to Mobius as follows: (i) Compucept is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and SAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) each of Compucept and SAC has full corporate power, authority and legal right to execute, deliver, perform and observe the provisions of this Agreement, and of all other documents, agreements and instruments executed in connection herewith, or relating hereto, and to carry out the transactions contemplated hereby and thereby; (iii) (1) the execution, delivery and performance by each of Compucept and SAC of this Agreement have been duly authorized by all necessary corporate action, (2) the execution and delivery of this Agreement by each of Compucept and SAC do not and will not require any registration with, consent or approval of, notice to, or any action by, any person, (3) except as provided herein, the performance of this

Agreement by each of Compucept and SAC does not and will not require any registration with, consent or approval of, notice to, or any action by any person, and (4) this Agreement constitutes the legal, valid and binding obligation of each of Compucept and SAC enforceable in accordance with its terms, except as such enforceability may be limited by principles of equity or by bankruptcy, insolvency, reorganization or similar laws; (iv) the Sellers have good, valid and marketable title to all of the Assets, free and clear of any security interests or other encumbrances whatsoever, and free of any claims with respect thereto; (v) none of the Assets, the use or distribution of the Assets by Mobius, or the use of the Software Product, in accordance with the User's Guide or the System Documentation, by any customers to whom Mobius may license the Assets or any portion thereof in the future (to the extent the infringement does not arise as a result of an alteration made by Mobius or by a third party for Mobius), infringes upon any third party's trademark or copyright, or any such person's trade secrets, proprietary information, nondisclosure, non-compete or contract rights, or to the best of Sellers' knowledge infringes upon any third party's United States patents currently in existence (the Sellers will fully cooperate with and assist Mobius in the defense of any infringement claim concerning future patents) and each of Compucept and SAC has no notice of any third-party that has asserted or threatened against either Compucept or SAC any claim of such infringement; (vi) the Software Product will operate substantially as set forth in the

User's Guide and the System Documentation free from significant programming errors; (vii) the source code, other than the Shared Code source code, delivered to Mobius upon the acceptance of Release 0.5 and Release 1.0 is the only master and/or backup or escrow copy thereof, and no other copies exist, except for: (1) an escrow copy of each retained by an escrow agent appointed by Mobius, for reference in case of future disputes, (2) one copy kept by the Sellers, for the exclusive purpose of performing their maintenance obligations under this Agreement and which shall be immediately delivered to Mobius upon the Sellers' discharge of such obligations and (3) backup copies for the sole purpose to be used in disaster recovery; (viii) neither SAC nor Compucept has granted any distribution, agency, sub-licensing or similar rights to any person or entity regarding the Assets; (ix) prior to the execution and delivery of this Agreement the Sellers are the sole owners of the Assets and upon the execution and delivery of this Agreement Mobius shall, except with respect to the Shared Code, become the sole owner of the Assets; and (x) neither SAC nor Compucept has utilized a broker or finder in connection with this transaction. The Sellers each agree and acknowledge that their representations and warranties under this Agreement shall survive the execution and delivery of this Agreement and Mobius' acceptance of Release 0.5 and Release 1.0.


                  (b) Of Mobius to Sellers. Mobius hereby represents, covenants and warrants that (i) Mobius is a corpo-ration duly incorporated, validly existing and in good standing under the laws of the State of New York; (ii) Mobius has all power, authority and legal right to execute, deliver, perform and observe the provisions of this Agreement, and of all other documents and agreements executed in connection herewith, and to carry out the transactions contemplated hereby and thereby; (iii) (1) the execution, delivery and performance by Mobius of this Agreement have been duly authorized by all necessary corporate action, (2) the execution and delivery of this Agreement by Mobius do not and will not require any registration with, consent or approval of, notice to, or any action by, any person, (3) except as provided herein, the performance of this Agreement by Mobius does not and will not require any registration with, consent or approval of, notice to, or any action by any person, and (4) this Agreement constitutes the legal, valid and binding obligation of Mobius enforceable against Mobius in accordance with its terms, except as such enforceability may be limited by equitable principles or by bankruptcy, insolvency, reorganization or similar laws; (iv) Mobius will use commercially reasonable efforts to develop enhancements for the Software Product, as it would for any of its other software products, at least until April 1, 1996, (v) Mobius will use commercially reasonable efforts to market the Software Product, at least until April 1, 1996, as it normally would for any of its other software products, and (vi) Mobius will not develop or acquire a software product that is functionally competitive with the Software

Product, unless such development or acquisition occurs (A) after the later of
(I) April 1, 1996, or (II) the Sellers having been paid the maximum amount payable under Section 4 hereof, or (B) pursuant to a merger or the acquisition of all or substantially all of the stock or the operating assets of an existing entity, in which event the entity surviving the transaction shall agree in writing not to actively market such competing software during the time period set forth in subsection (vi)(A), above.

EXCEPT FOR THE EXPRESS REPRESENTATION AND WARRANTIES BY THE PARTIES HEREIN, THE WARRANTIES AND REPRESENTATIONS STATED WITHIN THIS AGREEMENT ARE EXCLUSIVE, AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

            9. Proprietary Information. (a) Sellers severally and not jointly represent, warrant and covenant to Mobius: (i) that, except for the disclosure to Goal Systems International of the TapeSaver Product Overview Diskette, neither of them has disclosed to any person or entity any confidential, proprietary, trade secret or otherwise valuable information relating to the Software Product, except to a party who has executed and delivered to the Sellers a confidentiality and non-disclosure agreement, (ii) that except for Shared Code in the manner as permitted for Additional Owners of the Shared Code pursuant to and in accordance with Section 2(c)(xiii) above, neither of them will, during the term of this Agreement and at least until April 1, 1996, take any actions that would, directly or indirectly, cause a loss of the secrecy of the Software Product and will treat any and all such information with at least the same degree of care as Sellers treat their own confidential and proprietary information and (iii) that except for Shared Code in the manner as permitted for Additional Owners of the Shared Code pursuant to and in accordance with Section 2(c)(xiii) above, neither of them will, during the term of this Agreement and at least until April 1, 1996, disclose to any person or entity any confidential or proprietary information relating to the Software Product without Mobius' prior specific written consent.

                  (b) Each party severally agrees that it will not, during or after the term of this Agreement, permit the duplication or disclosure of any confidential and proprietary information ("Confidential and Proprietary Information") of the other emanating from the other's business in any form to any person unless such duplication, use or disclosure is specifically authorized by the other party in writing, except as required by law or any order of a court or regulatory agency of competent jurisdiction. "Confidential and Proprietary Information" is not meant to include any information which, at the time of disclosure, (i) was in the receiving party's possession at the time of disclosure as shown by the receiving party's files and records (as such files and records existed prior to the time of disclosure), provided that such information is not related to the Software Product or subject to a confidentiality obligation under any other agreement between Mobius and either or both of the Sellers; (ii) before or after it has been disclosed to the receiving party, it is or was part of the public knowledge or literature, but not as a result of any action or inaction of the receiving party; or (iii) is or was approved for release by written authorization of the disclosing party.

            10. Noncompetition. Subject, in all cases relating to this Section 10 of this Agreement, to Section 2(b) of this Agreement, each of Compucept and SAC acknowledges that the Assets being sold to and developed for Mobius hereby include items of a special, unique, extraordinary and intellectual character, the value of which would be significantly reduced or destroyed if either Compucept or SAC were to compete with the business of Mobius, as it relates to the Assets, in the markets served by the Assets. Compucept and SAC each therefore severally covenants and agrees that, (1) until April 1, 1992 they will not, directly or indirectly, solicit for employment or assist anyone else to employ any person who is then or at any time during the preceding year was in Mobius' employ and (2) until April 1, 1995 they will not, directly or indirectly (whether by or through the actions of their officers or directors outside the scope of their corporate offices or otherwise):

                  (a) attempt, in any manner, to solicit from any client (such term as used throughout this Agreement having the meaning ascribed to it below) of Mobius, business of the type performed by Mobius, as it relates to the Assets, or to persuade any client of Mobius to cease to do business or to reduce the amount of busi-ness which any client has customarily done or contemplates doing with Mobius, as it relates to the Assets, whether or not the relationship between Mobius and such client was originally established in whole or in part through Compucept or SAC; or

                  (b) except as required under Section 6(d), offer or render any
            Software Product maintenance services to any Software Product client; or

                  (c) to the extent that any such activity is of the type and character competitive with the business of Mobius, as it relates to the Assets, conduct business within the United States, Canada or Europe or control, manage, operate, or otherwise participate or engage in business as, or own any interest in, or be connected in any manner with, directly or indirectly, within the United States, Canada or Europe, any Entity (as defined below), whether as a partner, shareholder, joint venturer, finder, broker, trustee, or in any other manner whatsoever; provided, however, that nothing contained in this clause shall be deemed to prohibit Compucept or SAC from owning less than 2% of the shares of a publicly held corporation engaged in any such business.

As used in this Section 10, the term (i) "Entity" shall mean an individual, proprietorship, partnership, corporation, joint venture, trust or any other form of business entity, engaged in business, within any part of the United States, Canada or Europe, in which Mobius or its agents then market or license any version of the Software Product; (ii) "client" shall mean and include (A) anyone who is then a client or customer of Mobius, and (B) any prospective client or customer known to Compucept or SAC, or such Entity to whom Mobius had made a Software Product presentation (or similar offering of services) within the one year period immediately preceding the contact by Compucept or SAC or such Entity; and (iii) "Mobius" shall mean Mobius Management Systems, Inc. and any Entity controlling, controlled by or under common control with Mobius Management Systems, Inc.

            Notwithstanding anything else contained in this Agreement to the contrary, no officer, director or principal of either of the Sellers shall have any personal liability for monetary damages for any breach of this Agreement, and Mobius' recourse for monetary damages from any such breach shall be limited to the assets (including the unpaid royalties owing from time to time under this Agreement) of Sellers.

            11.   Miscellaneous.

                  (a) Unless otherwise expressly provided for in this Agreement, all instances in this Agreement where reference is made to the requirement that a party's consent be obtained shall be deemed to include the obligation on the part of the party whose consent is sought that such consent not unreasonably be withheld.

                  (b) This Agreement shall be governed by the internal laws of the State of New York applicable to contracts to be performed wholly therein, without reference to principles of conflict of laws.

                  (c) Notwithstanding anything to the contrary in this Agreement, all notices described in this Agreement shall be in writing and shall be deemed to have been duly given at the earlier of receipt or five days after having been mailed by first class, certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth hereinabove or such other addresses of which the parties may give notice in accordance herewith. All notices to any Seller shall be sent to the other as well.

            A copy of all notices to any of the parties shall be delivered simultaneously to respective counsel, as follows:

            To Mobius:        Kenneth P. Kopelman, Esq.
                              Kramer, Levin, Nessen, Kamin
                                & Frankel
                              919 Third Avenue
                              New York, NY  10022

            To Compucept:     Allen L. Morgan, Esq.
                              Wilson, Sonsini, Goodrich
                                and Rosati
                              2 Palo Alto Square
                              Suite 900
                              Palo Alto, CA  94306

            To SAC:           Deborah E. Robbins, Esq.
                              General Counsel Associates

                              Fair Oaks Business Park
                              592 Weddell Drive

                              Suite 8
                              Sunnyvale, CA  94089

                  (d) This Agreement and the Schedules hereto, which shall for all purposes be deemed a part hereof, set forth the entire understanding of the parties with respect to the subject matter hereof, and supersede all prior oral or written agreements and communications. No provision of this Agreement may be waived or amended to modify the rights or obligations of any party to this Agreement without the written consent of such party.

                  (e) No failure to exercise, and no delay in the exercise of any rights, power or remedy by either party and no course of dealing between them shall constitute a waiver of, or preclude any other further exercise of, any right, power or remedy. All of the rights of the parties hereunder are cumulative and may be exercised concurrently and separately, and the exercise of any right does not exclude the exercise of any other right.

                  (f) In the event that any of the provisions of this Agreement shall be held to be invalid, prohibited or unenforceable for any reason or if any such provision shall be held to be invalid, prohibited or unenforceable for any reason unless narrowed by construction, then this Agreement shall be construed as if such invalid, prohibited or unenforceable provision was not a part of this Agreement, or if capable of a narrow construction that it has been more narrowly drawn so as not to be invalid, prohibited or unenforceable. Notwithstanding the foregoing, if any court construes any of the provisions of this Agreement to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provisions shall then be enforceable and shall be enforced. In the event that any of the provisions contained in this Agreement should be determined to be invalid, prohibited or unenforceable, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  (g) This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

                  (h) The indemnification obligations provided for in Section 5 hereof and the provisions of Sections 9 and 10 hereof shall survive the expiration or termination of this Agreement.

                  (i) Mobius shall cause to be kept books and records relating to amounts received for the sale, lease, license and/or maintenance of the Software Product, which books and records shall be made available to Compucept or SAC or their agent at Mobius' offices during Mobius' normal business hours, upon the Sellers' reasonable request, and the Sellers may at their own expense make copies of such records relating to the Software Product.

                  (j) The parties hereto shall use commercially reasonable efforts to resolve any controversy or dispute respecting this Agreement. If within thirty (30) days of the date of the relevant notice or such other date as such controversy may arise, no resolution of the dispute has been reached, any party hereto may demand that such controversy be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Such arbitration shall take place in Chicago, before a mutually acceptable arbitrator (or if the parties cannot agree upon a single arbitrator then by a panel of three (3) arbitrators, one of whom shall be selected by each of Mobius and the Sellers and the third of whom shall be selected by the two arbitrators so selected), who shall have the power to order specific performance and the decision of the arbitrator(s) shall be final, binding and unappealable. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, and each of the parties hereto hereby consents to the jurisdiction of the state and federal courts sitting in New York City for such purpose, and agrees that service of process on it in any such action may be made by mailing or delivering the same in accordance with the notice provisions hereof.

                  (k) None of the Sellers or Mobius shall assign this Agreement, in whole or in part, or delegate, in whole or in part, any of their duties under this Agreement, except upon the prior written consent of the Sellers (in the case of Mobius) or Mobius (in the case of the Sellers); provided, however, that Mobius shall be entitled to sell or assign its rights and delegate its obligations under this Agreement in connection with and as a part of the sale of all or substantially all of the assets or stock of the portion of its business that primarily consists of the development, marketing, licensing and maintenance of software products (which shall not be deemed to include Mobius's software consulting business). All of the terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and permitted assigns of each of the parties hereto.

                  (l) The Sellers and Mobius each agrees and acknowledges that money damages alone will not adequately compensate (i) Mobius for breach of any of Compucept's or SAC's covenants and agreements in this Agreement or (ii) Compucept or SAC for breach of any of Mobius' covenants and agreements in this Agreement, and each agrees that in the case of any breach or threatened breach of any such covenant or agreement, in addition to all other remedies available to Mobius, Compucept or SAC at law, in equity or otherwise, Mobius, Compucept and SAC shall be entitled to injunctive relief, compelling specific performance of, or other compliance with, the terms of this Agreement.

            NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EXCEPT WITH RESPECT TO OBLIGATIONS OF CONFIDENTIALITY, INTELLECTUAL PROPERTY INFRINGEMENT INDEMNIFICATION, SELLERS' OBLIGATIONS AND LIABILITY UNDER SECTION 10 OF THIS AGREEMENT, SELLERS SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES AND LOSS OF PROFITS, AS A RESULT OF THE PERFORMANCE (OR FAILURE OF PERFORMANCE) OF THE SOFTWARE PRODUCT. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, MOBIUS SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES AND LOSS OF PROFITS. IN ADDITION, WITHOUT LIMITING THE FOREGOING, IN NO EVENT WILL SELLERS BE LIABLE TO MOBIUS FOR ANY DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DIRECT AND INDIRECT DAMAGES) RESULTING FROM ANY CONTRACTUAL OBLIGATION FOR THE DELIVERY OR LICENSING OF RELEASE 0.5 AND RELEASE 1.0, RESPECTIVELY BY MOBIUS TO ANY THIRD PARTIES, WHICH OBLIGATION IS ENTERED INTO PRIOR TO ACCEPTANCE BY MOBIUS OF RELEASE O.5 AND RELEASE 1.0, RESPECTIVELY IN ACCORDANCE WITH SECTIONS 3.2 AND 3.3 AND SECTIONS 3.4 AND 3.5, RESPECTIVELY.

                  (m) Each of the Sellers hereby agrees to cooperate with Mobius and to execute and deliver such further instruments and documents as Mobius shall request to effect the transactions contemplated hereby.

            IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                                       MOBIUS MANAGEMENT SYSTEMS, INC.


                                       By:/s/ Mitchell Gross
                                          --------------------
                                          Name: Mitchell Gross
                                          Title: President


                                       COMPUCEPT OF NEVADA


                                       By:/s/ John F. Lema
                                          ------------------
                                          Name: John F. Lema
                                          Title: President

                                       SOFTWARE ASSIST CORPORATION


                                       By:/s/ D. Scott Meyers
                                          ---------------------
                                          Name: D. Scott Meyers
                                          Title: President

                                  SCHEDULE A

                          TapeSaver Shared Code List

The following CSECTS, and associated macros, are Compucept of Nevada Shared
Code:

ALLOC     (dynamic allocation interface)
BLDSTMTS  (   *    )
CARDSCAN  (control processing of input cards)
CNVVALUE  (   *    )
CVTDATA   (   *    )
ERRORMSG  (process messages and associated error options)
EVALCOND  (evaluate conditional expressions)
EXTSORT   (    *    )
FILTER    (apply IF statements to data)
FMTVALUE  (    *    )
FRECHAIN  (    *    )
IFCARD    (process IF cards into internal data structures)
PATCCARD  (    *    )
PRINT     (print * report  *  )
RECOVERY  (establish and perform abend recovery)
REPTCNTL  (    *    )
SEARCH    (find/add data in memory)
SENDMSG   (route text to selected output destinations)
SKELETON  (    *    )
SORT      (sort internal data as requested by caller)
SYMSUBST  (    *    )
TESTTYPE  (    *    )
TOKENIZE  (separate text into tokens)
TRACE     (issue trace messages)
VARSRVCS  (    *    )

--------
*     The Redacted Material Has Been Separately Filed With The Commission.

                                  Schedule A
                          TapeSaver Shared Code List

The Software Assist Shared Code is shown below:

CLISTS:

TSMEXPAT - Maintenance -                 *


TSMNWPAT - Maintenance -                 *

TSMPATCH - Maintenance -                 *

TSMPATCM - Maintenance -                 *

TSMSTATS - Maintenance -                 *

TSMSUB   - Maintenance -                 *

TSTBCHGR - Table Maint -                 *

TSTBCLOS - Table Maint -                 *

TSTBDELR - Table Maint -                 *

TSTBDISP - Table Maint -                 *

TSTBOPEN - Table Maint -                 *

TSTBREXI - Table Maint -                 *

TSTBSCAN - Table Maint -                 *

TSTBVCLR - Table Maint -                 *

TSUALLOC - Gen'l Purpose -                      *

--------
*     The Redacted Material Has Been Separately Filed With The Commission.

                                  Schedule A
                          TapeSaver Shared Code List

TSUCLNDS - Gen'l Purpose -      *

TSUDELDS - Gen'l Purpose -      *

TSUMEMBR - Gen'l Purpose -      *

TSUPARSE - Gen'l Purpose -      *

TSUPDISP - Gen'l Purpose -      *

--------
*     The Redacted Material Has Been Separately Filed With The Commission.

                                   SCHEDULE B
                        MOBIUS STANDARD LICENSE AGREEMENT
                              TERMINATION PROVISION

11. TERMINATION

If a party to this Agreement petitions for reorganization under the bankruptcy laws of any jurisdiction, is adjudicated bankrupt or commits any material breach of this Agreement and fails to remedy such breach within 30 days after written notice by the other party of such breach such other party may, without further notice, terminate this Agreement. (I) Upon such termination of this Agreement by Licensee, Licensee must return to Mobius at Licensee's own expense all copies, materials, documentation, reproductions and modifications of the software held by Licensee, purge all machine readable media relating to such software and certify to Mobius in writing that the foregoing duties have been performed. Licensee's obligations of Payment (Paragraph 3), Non-Disclosure (Paragraph 6) and Non-Reproduction of Proprietary Information (Paragraph 7) shall survive such termination of this Agreement. (II) If Mobius, whether directly or through a successor or affiliate shall cease to be in the software business, or if Mobius should be declared bankrupt or insolvent by a court of competent jurisdiction, Licensee shall have the right to obtain, for its own and sole use only, a single copy of the then current version of the source program of the object programs supplied under this Agreement, and a single copy of the documentation associated therewith, upon payment to the person in control of the source program the reasonable cost of making each copy. Each source program supplied to Licensee under this paragraph shall be subject to each and every restriction on use set forth in this Agreement. Licensee may at any time request of Mobius the name and address of the organization holding the source code of SYSTEM. Mobius will respond by letter, within thirty (30) business days, with the name and address of above storage company.

                             AMENDMENT TO EXHIBIT 1

The following features documented in the TapeSaver User's Guide attached as
EXHIBIT 1 *

      *
      *
      *
      *
      *

      *


      *

      *

      *

      *

--------
*     The Redacted Material Has Been Separately Filed With The Commission.

The following list of features *

      *
      *
      *
      *
      *
      *
      *
      *
      *
      *
      *

Please initial below to signify your agreement with this amendment

     /s/ JA              9/20/91
     --------            --------    Mobius Management Systems, Inc.
      initial              Date


     /s/ JFL             9/20/91
     --------            --------    Compucept of Nevada
      initial              Date



     /s/ DSM             9/17/91
     --------            --------    Software Assist Corporation
      initial              Date

--------
*     The Redacted Material Has Been Separately Filed With The Commission.

                            AMENDMENT TO SCHEDULE A

The following modules will *

      CLISTS:

      TSTBCVT     - Table Maint  -      *

      TSTBPRT     - Table Maint  -      *

      TSTBNROW    - Table Maint  -      *

Please initial below to signify your agreement with this amendment:

      /s/ JA             9/20/91
     --------            --------    Mobius Management Systems, Inc.
      initial              Date
      /s/ JFL            9/20/91
     --------            --------    Compucept of Nevada
      initial              Date
      /s/ DSM            9/17/71
     --------            --------    Software Assist Corporation
      initial              Date

--------
*     The Redacted Material Has Been Separately Filed With The Commission.